Exhibit 4.01

SUPPLEMENTAL INDENTURE NO. 4

FROM

XCEL ENERGY INC.
(A MINNESOTA CORPORATION)

TO

WELLS FARGO BANK,
NATIONAL ASSOCIATION TRUSTEE

DATED AS OF

MARCH 30, 2007

SUPPLEMENTAL TO INDENTURE
DATED AS OF DECEMBER 1, 2000

SUPPLEMENTAL INDENTURE No. 4, made as of the 30th day of March, 2007, by and between XCEL ENERGY INC., a corporation duly organized and existing under the laws of the State of Minnesota (the “Company”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States, as trustee (the “Trustee”).

WITNESSETH:

WHEREAS, the Company has heretofore executed and delivered its Indenture (hereinafter referred to as the “Indenture”), made as of December 1, 2000; and

WHEREAS, Section 2.5 of the Indenture provides that Securities shall be issued in series and that a Company Order shall specify the terms of each series; and

WHEREAS, the Company has this day delivered a Company Order setting forth the terms of two new series of Securities designated “5.613% Senior Notes, Series A due 2017” (hereinafter sometimes referred to as the “Series A Notes due 2017” or the “Initial Notes”) and “5.613% Senior Notes, Series B due 2017” (hereinafter sometimes referred to as the “Series B Notes due 2017” or the “Exchange Notes”); and

WHEREAS, Section 12.1 of the Indenture provides that the Company and the Trustee may enter into indentures supplemental thereto for the purposes, among others, of establishing the form of Securities or establishing or reflecting any terms of any Security and adding to the covenants of the Company; and

WHEREAS, the execution and delivery of this Supplemental Indenture No. 4 (herein, this “Supplemental Indenture”) have been duly authorized by a resolution or written consent adopted by the Board of Directors of the Company.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to set forth the terms and conditions upon which the Series A Notes due 2017 and the Series B Notes due 2017 are, and are to be, authenticated, issued and delivered, and in consideration of the premises of the purchase and acceptance of the Series A Notes due 2017 and the Series B Notes due 2017 by the Holders thereof and the sum of one dollar duly paid to it by the Trustee at the execution of this Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Series A Notes due 2017 and the Series B Notes due 2017, as follows:

ARTICLE ONE
RELATION TO INDENTURE; DEFINITIONS

SECTION 1.01.  This Supplemental Indenture constitutes an integral part of the Indenture.

SECTION 1.02.  For all purposes of this Supplemental Indenture:

(a)           Capitalized terms used herein without definition shall have the meanings specified in the Indenture;

(b)           All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture;

(c)           The terms “hereof,” “herein,” “hereby,” “hereto,” “hereunder” and “herewith” refer to this Supplemental Indenture; and

(d)           For all purposes of this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the following respective meanings:

“Dealer Managers Agreement” means the Dealer Managers Agreement dated as of February 28, 2007 among the Company and the Dealer Managers.

“Dealer Managers” has the meaning set forth in the Dealer Managers Agreement.

“Exchange Notes” means the Series B Notes due 2017 to be issued under the Indenture and this Supplemental Indenture in exchange for the Initial Notes pursuant to the Exchange Offer.

“Exchange Offer” means the offer by the Company, pursuant to an effective registration statement filed with the Securities and Exchange Commission, to exchange all of the Series B Notes due 2017 for all of the outstanding Series A Notes due 2017 in accordance with the terms and provisions of the Registration Rights Agreement.

“Exchange Offer Consummation Date” means the date on which the Exchange Offer is consummated in accordance with the terms and provisions of the Registration Rights Agreement.

“Initial Notes” means the Series A Notes due 2017 being issued by the Company under the Indenture and this Supplemental Indenture.

“Registration Rights Agreement” means the Registration Rights Agreement dated as of March 30, 2007 among the Company and the Dealer Managers.

ARTICLE TWO
5.613% SENIOR NOTES, SERIES A DUE 2017
AND 5.613% SENIOR NOTES, SERIES B DUE 2017

SECTION 2.01.  There are hereby created two series of securities designated: (i) 5.613% Senior Notes, Series A due 2017, in the aggregate principal amount which at any time may not exceed $253,979,000 except as provided in Section 2.04 and (ii) 5.613% Senior Notes, Series B due 2017, in the aggregate principal amount which at any time may not exceed $253,979,000 less the aggregate principal amount of Series A Notes due 2017 then outstanding, except as provided in Section 2.04.

The Series A Notes due 2017 may forthwith be executed by the Company substantially in the form set forth in Exhibit A hereto and delivered to the Trustee for authentication and delivery by the Trustee in accordance with the provisions of the Indenture and this Supplemental Indenture.  On or prior to the Exchange Offer Consummation Date, the Company may execute and deliver to the Trustee, and upon delivery of a request from the Company to the Trustee in accordance with the provisions of Section 2.5 of the Indenture, the Trustee shall authenticate and deliver, the Series B Notes due 2017 substantially in the form set forth in Exhibit A hereto, in exchange for a like principal amount of Series A Notes due 2017 validly surrendered to the Company and/or the Trustee, as applicable, pursuant to the Exchange Offer and in accordance with the Registration Rights Agreement.  Such request from the Company shall specify the amount of the Series B Notes due 2017 to be authenticated and delivered and the date on which such Series B Notes due 2017 are to be authenticated and delivered.  The aggregate principal amount of the Series A Notes due 2017 together with the Series B Notes due 2017 outstanding at any time may not exceed $253,979,000, except as provided in Section 2.04.

SECTION 2.02.  Except as otherwise provided in Sections 2.03 and 2.06 hereof, the principal amount of the Series A Notes due 2017 and Series B Notes due 2017 shall be payable on the stated maturity date of April 1, 2017.

SECTION 2.03.

(a)           The Series A Notes due 2017 shall be dated their date of authentication as provided in the Indenture and shall bear interest from their date at the rate of 5.613% per annum, payable semi-annually on April 1 and October 1 of each year, commencing October 1, 2007.  The Regular Record Dates with respect to such April 1 and October 1 interest payment dates shall be March 15 and September 15, respectively.  Principal and interest shall be payable to the persons and in the manner provided in Sections 2.4 and 2.12 of the Indenture.

(b)           The Series B Notes due 2017 shall be dated the date of authentication of the Series A Notes due 2017 that were exchanged for said Series B Notes due 2017 as provided in the Indenture and shall bear interest from the last interest payment date to which interest has been paid on the Series A Notes due 2017 that were exchanged for said Series B Notes due 2017 at the rate of 5.613% per annum, payable semi-annually on April 1 and October 1 of each year.  The Regular Record Dates with respect to such April 1 and October 1 interest payment dates shall be March 15 and September 15, respectively.  Principal and interest shall be payable to the persons and in the manner provided in Sections 2.4 and 2.12 of the Indenture.

(c)           Any Initial Notes which are presented to the Company and/or the Trustee for exchange pursuant to an Exchange Offer in accordance with the terms thereof shall be exchanged for Exchange Notes of equal principal amount upon surrender to the Company and/or the Trustee of the Initial Notes to be exchanged; provided, however, that the Initial Notes so surrendered for exchange shall be duly endorsed and accompanied by a letter of transmittal or written instrument of transfer in form satisfactory to the Company, duly executed by the Holder thereof or its attorney who shall be duly authorized in writing to execute such document.  Whenever any Initial Notes are so surrendered for exchange, the

Company shall execute, and the Trustee shall authenticate and deliver to and in the name of each Holder that has properly tendered its Initial Notes for exchange, the same aggregate principal amount of Exchange Notes as the Initial Notes that have been so surrendered and such Initial Notes shall be retired.

SECTION 2.04.

(a)           The Company shall be entitled to issue additional notes (“Additional Notes”) under this Supplemental Indenture which shall have identical terms as the Series A Notes due 2017 issued on the date hereof, other than with respect to the date of issuance, issue price, the date from which interest begins to accrue and rights under a related registration rights agreement, if any.  The Series A Notes due 2017 issued on the date hereof, any Additional Notes and all Exchange Notes issued in exchange therefor shall be treated as a single class for all purposes under this Supplemental Indenture and the Indenture, including without limitation, directions, waivers, consents and redemptions.

(b)           With respect to any Additional Notes, the Company shall set forth in a Company Order which shall be delivered to the Trustee, the information required by Section 2.5(c) of the Indenture including, but not limited to, the following information:

(i)            the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Supplemental Indenture and the Indenture;
(ii)           the issue price, the issue date and the CUSIP number of such Additional Notes; and
(iii)          whether such Additional Notes shall be subject to the restrictions on transfer set forth herein.

SECTION 2.05.  The Series A Notes due 2017 and Series B Notes due 2017 shall be payable at the corporate trust office of the Trustee and at the offices of such paying agents as the Company may appoint by Company Order in the future.

SECTION 2.06.

The Company may redeem the Series A Notes due 2017 and/or the Series B Notes due 2017 at any time, in whole or in part, at a redemption price equal to the greater of (1) the principal amount of such notes being redeemed or (2) the sum of the present values of the remaining scheduled payments of principal and interest (excluding accrued interest) on the notes being redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus 15 basis points, plus, in each case, accrued interest to the redemption date fixed for redemption.

“Treasury Yield” means, for any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining term, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Yield will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Yield will be calculated on the third business day preceding the date fixed for redemption.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Series A Notes due 2017 or Series B Notes due 2017, as the case may be, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Series A Notes due 2017 or Series B Notes due 2017, as the case may be.

“Comparable Treasury Price” means, (1) the average of the Reference Treasury Dealer Quotations for the redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations for the redemption date, or (2) if the Trustee obtains fewer than four Reference Treasury Dealer Quotations, the average of all of the quotations.

“Independent Investment Banker” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Greenwich Capital Markets, Inc. or Lazard Capital Markets LLC or their respective successors or, if such firms or their successors are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee after consultation with the Company.

“Reference Treasury Dealer” means (1) Merrill Lynch, Pierce, Fenner & Smith Incorporated, Greenwich Capital Markets, Inc. and Lazard Capital Markets LLC and two other primary U.S. Government securities dealers in New York City (a “Primary Treasury Dealer”) designated by, and not affiliated with, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Greenwich Capital Markets, Inc. and Lazard Capital Markets LLC and their respective successors, provided, however, that if Merrill Lynch, Pierce, Fenner & Smith Incorporated, Greenwich Capital Markets, Inc. and Lazard Capital Markets LLC or any of its designees ceases to be a Primary Treasury Dealer, the Company will appoint another Primary Treasury Dealer as a substitute and (2) any other Primary Treasury Dealer selected by the Company after consultation with the Independent Investment Banker.

“Reference Treasury Dealer Quotations” means, for each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by the

Reference Treasury Dealer at 3:30 p.m. on the third Business Day preceding the date fixed for redemption.

The Series A Notes due 2017 and Series B Notes due 2017 shall not be subject to any sinking fund.

SECTION 2.07.

(a)           The Series A Notes due 2017 and Series B Notes due 2017 shall be issued in fully registered form without coupons in denominations of $1,000 and integral multiples thereof.

(b)           The Series A Notes due 2017 (1) if issued to “qualified institutional buyers” (each a “QIB”), as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Rule 144A under the Securities Act shall be issued in the form of one or more Rule 144A global notes or (2) if issued in offshore transactions to non-U.S. persons in reliance on Regulation S under the Securities Act shall be issued in the form of one or more Regulation S global notes, and in case of either (1) or (2) above, shall be deposited on behalf of the Holders of the Series A Notes due 2017 represented thereby with the Trustee, as custodian for the Depository, shall be registered in the name of the Depository or its nominee and the aggregate principal amount of Series A Notes due 2017 so issued may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee.  For purposes hereof, (A) “Rule 144A global notes” means one or more Global Securities deposited with a custodian for, and registered in the name of a nominee of, the Depository, interests in which will be held for the benefit of purchasers of securities in transactions under Rule 144A, and (B) “Regulation S global notes” means one or more Global Securities deposited with a custodian for, and registered in the name of a nominee of, the Depository, interests in which will be held for the benefit of purchasers of the securities in offshore transactions under Regulation S.

(c)           Except as provided in subparagraph (f) hereof, the Series A Notes due 2017 and the Series B Notes due 2017 are to be initially registered in the name of Cede & Co., as nominee for the Depository.  Subject to subparagraphs (d), (e) and (f) hereof, such Series A Notes due 2017 and Series B Notes due 2017 shall not be transferable or exchangeable, nor shall any purported transfer be registered, except as follows:

(i)            such Series A Notes due 2017 and Series B Notes due 2017 may be transferred in whole, and appropriate registration of transfer effected, if such transfer is by such nominee to the Depository, or by the Depository to another nominee thereof, or by any nominee of the Depository to any other nominee thereof, or by the Depository or any nominee thereof to any successor securities depository or any nominee thereof; and
(ii)           such Series A Notes due 2017 and Series B Notes due 2017 may be exchanged for definitive Series A Notes due 2017 and Series B Notes due 2017 of the same series registered in the respective names of the beneficial owners thereof, and, subject to subparagraph (d), (e) and (f) below, thereafter shall be transferable without restriction, if:
(A)          the Depository, or any successor securities depositary, shall have notified the Company and the Trustee that it is unwilling or unable to continue to act as securities depository with respect to such Series A Notes due 2017 or Series B Notes due 2017, as the case may be, or the Depository has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and the Trustee shall not have been notified by the Company within ninety (90) days of the identity of a successor securities depository with respect to such Series A Notes due 2017 or Series B Notes due 2017, as the case may be; or
(B)           the Company shall have delivered to the Trustee a Company Order to the effect that such Series A Notes due 2017 or Series B Notes due 2017, as the case may be, shall be so exchangeable on and after a date specified therein.

(d)           All Series A Notes due 2017 and all beneficial interests in one or more Series A Notes due 2017 and all Securities issued upon registration of, transfer of, or in exchange for, any such Securities (other than Exchange Notes or Securities sold pursuant to an effective registration statement under the Securities Act or Securities issued, directly or indirectly, upon registration of transfer of, or in exchange for, any such Securities), shall be restricted securities within the meaning of Rule 144 under the Securities Act (collectively, “Restricted Securities”) and shall be subject to the restrictions on transfer provided in the legends set forth on the Restricted Securities.  The registered Holder of each Registered Security, by such registered Holder’s acceptance thereof, agrees to be bound by such restrictions on transfer.  All Restricted Securities shall bear on their faces the applicable legends limiting transferability set forth on the form the Series A Notes due 2017.

Each registered Holder of a beneficial interest in a Global Security that is a Restricted Security will be deemed to have represented and agreed to offer, sell, pledge or otherwise transfer such beneficial interest only in accordance with the legend set forth on the face of the Restricted Securities.

Subject to the restrictions on transfer and exchange set forth herein and in the Indenture, the holder of any Series A Notes due 2017 or Series B Notes due 2017 issued hereunder may transfer or exchange such Series A Notes due 2017 or Series B Notes due 2017, as the case may be, in whole or in part by surrendering them at the Corporate Trust Office of the Trustee or its agent, together with (A), an executed instrument of assignment and transfer (in the case of a transfer) or a written request for exchange (in the case of exchange), and, in the case of Series A Notes due 2017 that are Restricted Securities, a certificate substantially in the form set forth in Exhibit B hereto, and (B) additional certifications and evidence that such transfer or exchange is in compliance with the Securities Act and the restrictions on transfer set forth in such notes as may be required pursuant to the terms of this Supplemental Indenture.

(e)           The following provisions shall apply with respect to any proposed transfer of a Rule 144A global note or a beneficial interest therein:

(i)            a transfer of a Rule 144A global note or a beneficial interest therein to a QIB in accordance with Rule 144A shall be made upon the representation of the transferee that it is purchasing the Series A Notes due 2017 for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;
(ii)           a transfer of a Rule 144A global note or a beneficial interest therein in accordance with Regulation S shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Exhibit C hereto from the proposed transferor and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certifications and/or other information satisfactory to each of them.

(f)            The following provisions shall apply with respect to any proposed transfer of a Regulation S global note or a beneficial interest therein:

(i)            a transfer of a Regulation S global note or a beneficial interest therein to a QIB in accordance with Rule 144A shall be made upon the representation of the transferee that it is purchasing the Series A Notes due 2017 for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;
(ii)           a transfer of a regulation S global note or a beneficial interest therein in accordance with Regulation S shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Exhibit C hereto from the proposed transferor and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certifications and/or other information satisfactory to each of them.

Prior to or on the expiration of the 40-day “distribution compliance period” within the meaning of Rule 903 of Regulation S under the Securities Act (the “Distribution Compliance Period”), beneficial interests in a Regulation S global note may only be held through the operator of the Euroclear System (“Euroclear”) or Clearstream Banking, a societe anonyme (“Clearstream”) (as indirect participants in the Depository), or another agent member of Euroclear or Clearstream acting for and on behalf of them, unless exchanged for interests in the Rule 144A global note in accordance with the certification requirements hereof.

During the Distribution Compliance Period, interests in the Regulation S global note, if any, maybe be exchanged for interests in the Rule 144A global note only in accordance with the certification requirements described in clause (i) of this subsection (f).

SECTION 2.08.  The Series A Notes due 2017 and Series B Notes due 2017 shall initially be in the form attached as Exhibit A hereto.

ARTICLE THREE
MISCELLANEOUS

SECTION 3.01.  The recitals of fact herein and in the Series A Notes due 2017 and Series B Notes due 2017 (except the Trustee’s Certificate) shall be taken as statements of the Company and shall not be construed as made by the Trustee.

SECTION 3.02.  This Supplemental Indenture shall be construed in connection with and as a part of the Indenture.

SECTION 3.03.

(a)           If any provision of this Supplemental Indenture limits, qualifies, or conflicts with another provision of the Indenture required to be included in indentures qualified under the Trust Indenture Act of 1939 (as enacted prior to the date of this Supplemental Indenture) by any of the provisions of Sections 310 to 317, inclusive, of said Act, such required provisions shall control.

(b)           In case any one or more of the provisions contained in this Supplemental Indenture or in the notes issued hereunder should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected, impaired, prejudiced or disturbed thereby.

SECTION 3.04.  Whenever in this Supplemental Indenture either of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Supplemental Indenture contained by or on behalf of the Company or by or on behalf of the Trustee shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

SECTION 3.05.

(a)           This Supplemental Indenture may be simultaneously executed in several counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

(b)           The Table of Contents and the descriptive headings of the several Articles of this Supplemental Indenture were formulated, used and inserted in this Supplemental Indenture for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

IN WITNESS WHEREOF, XCEL ENERGY INC. has caused this Supplemental Indenture to be signed by its President or a Vice President, and attested by its Secretary or an Assistant Secretary and WELLS FARGO BANK, NATIONAL ASSOCIATION, has caused this Supplemental Indenture to be signed by its President, Vice President, Assistant Vice President or authorized Corporate Trust Officer, and attested by an authorized officer, this 30th day of March, 2007.

XCEL ENERGY INC.

			By:	/s/ George E. Tyson II
				Name:	George E. Tyson II
				Title:	Vice President and Treasurer

ATTEST:

By:	/s/ Patrice D. Blaeser
	Name:	Patrice D. Blaeser
	Title:	Assistant Corporate Secretary

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

			By:	/s/ Kamladai Deoraj
				Name:	Kamladai Deoraj
				Title:	Assistant Vice President
ATTEST:

By:	/s/ Gregory Maples
Name: Gregory Maples
Title: Coporate Trust Officer

EXHIBIT A

FORM OF
5.613% SENIOR NOTES, SERIES [A]1 [B]2 DUE 2017

REGISTERED

[THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION THEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED OTHER THAN (1) TO THE COMPANY, (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (3) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHOM THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, IN EACH CASE, TO WHOM NOTICE IS GIVEN THAT THE OFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (4) TO NON-U.S. PERSONS IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR (5) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, INCLUDING THAT PROVIDED BY RULE 144 (IF AVAILABLE) UNDER THE SECURITIES ACT, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHTS PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM (FORMS OF WHICH MAY BE OBTAINED FROM THE COMPANY OR THE TRUSTEE) COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY AND THE TRUSTEE.]1 3

[THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER REPRESENTS THAT IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.  BY ITS ACCEPTANCE HEREOF THE HOLDER AGREES FOR THE BENEFIT OF THE COMPANY THAT NEITHER THIS SECURITY NOR ANY INTEREST OR

1 To be inserted only in Series A Notes due 2017.

2 To be inserted in Series B Notes due 2017.

3 To be inserted only in Rule 144A global note.

PARTICIPATION THEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED OTHER THAN  (1) TO THE COMPANY, (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (3) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHOM THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, IN EACH CASE, TO WHOM NOTICE IS GIVEN THAT THE OFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (4) TO NON-U.S. PERSONS IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR (5) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, INCLUDING THAT PROVIDED BY RULE 144 (IF AVAILABLE) UNDER THE SECURITIES ACT, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHTS PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM (FORMS OF WHICH MAY BE OBTAINED FROM THE COMPANY OR THE TRUSTEE) COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY AND THE TRUSTEE.]1 2

THIS NOTE IS A GLOBAL SECURITY REGISTERED IN THE NAME OF THE DEPOSITORY (REFERRED TO HEREIN) OR A NOMINEE THEREOF AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL NOTES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK), TO THE TRUSTEE FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

1 To be inserted only in Series A Notes due 2017.

2 To be inserted only in Regulation S global note.

XCEL ENERGY INC.
(Incorporated under the laws of the State of Minnesota)
5.613% SENIOR NOTE, SERIES [A]1 [B]2 DUE 2017

CUSIP:	NUMBER:

ORIGINAL ISSUE DATE(S):	PRINCIPAL AMOUNT(S): $

INTEREST RATE: 5.613%	MATURITY DATE: April 1, 2017

XCEL ENERGY INC., a corporation of the State of Minnesota (the “Company”), for value received hereby promises to pay to Cede & Co. or registered assigns, the principal sum of                                                                                                          DOLLARS on the Maturity Date set forth above, and to pay interest thereon from the [Original Issue Date (or if this Global Security has two or more Original Issue Dates, interest shall, beginning on each such Original Issue Date, begin to accrue for that part of the principal amount to which that Original Issue Date is applicable) set forth above or]1 from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually in arrears on the April 1 and October 1 in each year, commencing on the first such Interest Payment Date succeeding the applicable Original Issue Date set forth above, at the per annum Interest Rate set forth above, until the principal hereof is paid or made available for payment.  No interest shall accrue on the Maturity Date, so long as the principal amount of this Global Security is paid on the Maturity Date.  The interest so payable and punctually paid or duly provided for on any such Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date for such interest, which shall be the March 15 or September 15, as the case may be, next preceding such Interest Payment Date; provided, that the first Interest Payment Date for any part of this Note, the Original Issue Date of which is after a Regular Record Date but prior to the applicable Interest Payment Date, shall be the Interest Payment Date following the next succeeding Regular Record Date; and provided, that interest payable on the Maturity Date set forth above or, if applicable, upon redemption or acceleration, shall be payable to the Person to whom principal shall be payable.  Except as otherwise provided in the Indenture (as defined below), any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Securityholders not more than fifteen days or fewer than ten days prior to such Special Record Date.  On or before Noon, New York City time, or such other time as shall be agreed upon between the Trustee and the Depository, of the day on

1 To be inserted by only in Series A Notes due 2017.

2 To be inserted by only in Series B Notes due 2017.

which such payment of interest is due on this Global Security (other than maturity), the Trustee shall pay to the Depository such interest in same day funds.  On or before 11:30 a.m., New York City time, or such other time as shall be agreed upon between the Trustee and the Depository, of the day on which principal, interest payable at maturity and premium, if any, is due on this Global Security and following receipt of the necessary funds from the Company, the Trustee shall deposit with the Depository the amount equal to the principal, interest payable at maturity and premium, if any, by wire transfer into the account specified by the Depository.  As a condition to the payment, on the Maturity Date or upon redemption or acceleration, of any part of the principal and applicable premium of this Global Security, the Depository shall surrender, or cause to be surrendered, this Global Security to the Trustee, whereupon a new Global Security shall be issued to the Depository.

This Global Security is a global security in respect of a duly authorized issue of Senior Notes, Series [A]1 [B]2 due 2017 (the “Notes of this Series”, which term includes any Global Securities representing such Notes) of the Company issued and to be issued under an Indenture dated as of December 1, 2000 between the Company and Wells Fargo Bank, National Association, as trustee (herein called the “Trustee”, which term includes any successor Trustee under the Indenture) and indentures supplemental thereto (collectively, the “Indenture”).  Under the Indenture, one or more series of Securities may be issued and, as used herein, the term “Securities” refers to the Notes of this Series and any other outstanding series of Securities. Reference is hereby made for a more complete statement of the respective rights, limitations of rights, duties and immunities under the Indenture of the Company, the Trustee and the Securityholders and of the terms upon which the Securities are and are to be authenticated and delivered.  This Global Security has been issued in respect of the series designated on the prior page hereof [minus the aggregate principal amount of all outstanding Series A Notes due 2017 that are not being exchanged for Notes of this Series]2.

Each Note of this Series shall be dated and issued as of the date of its authentication by the Trustee and shall bear an Original Issue Date or Dates.  Each Security or Global Security issued upon transfer, exchange or substitution of such Security or Global Security shall bear the Original Issue Date or Dates of such transferred, exchanged or substituted Security or Global Security, as the case may be.

The Company may redeem the Notes of this Series at any time, in whole or in part upon no less than 30 or more than 60 days prior notice given in the manner and with the effect provided in Section 3.2 of the Indenture, at a redemption price equal to the greater of (1) the principal amount of such notes being redeemed or (2) the sum of the present values of the remaining scheduled payments of principal and interest (excluding accrued interest) on the relevant series of notes being redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus 15 basis points, plus in each case accrued interest to the redemption date.

“Treasury Yield” means, for any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which

1 To be inserted by only in Series A Notes due 2017.

2 To be inserted by only in Series B Notes due 2017.

establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining term, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Yield will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Yield will be calculated on the third business day preceding the date fixed for redemption.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes of this Series that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes of this Series.

“Comparable Treasury Price” means, (1) the average of the Reference Treasury Dealer Quotations for the redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations for the redemption date, or (2) if the Trustee obtains fewer than four Reference Treasury Dealer Quotations, the average of all of the quotations.

“Independent Investment Banker” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Greenwich Capital Markets, Inc., Lazard Capital Markets LLC or their respective successors or, if such firms or their successors are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee after consultation with the Company.

“Reference Treasury Dealer” means (1) Merrill Lynch, Pierce, Fenner & Smith Incorporated, Greenwich Capital Markets, Inc. and Lazard Capital Markets LLC and two other primary U.S. Government securities dealers in New York City (a “Primary Treasury Dealer”) designated by, and not affiliated with, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Greenwich Capital Markets, Inc. and Lazard Capital Markets LLC and their respective successors, provided, however, that if Merrill Lynch, Pierce, Fenner & Smith Incorporated, Greenwich Capital Markets, Inc. and Lazard Capital Markets LLC or any of its designees ceases to be a Primary Treasury Dealer, we will appoint another Primary Treasury Dealer as a substitute and (2) any other Primary Treasury Dealer selected by us after consultation with the Independent Investment Banker.

“Reference Treasury Dealer Quotations” means, for each Reference Treasury Dealer and any date fixed for redemption, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by the Reference Treasury Dealer at 3:30 p.m. on the third Business Day preceding the date fixed for redemption.

Interest payments for this Global Security shall be computed and paid on the basis of a 360-day year of twelve 30-day months.  In any case where any Interest Payment Date or date on which the principal of this Global Security is required to be paid is not a Business Day, then payment of principal, premium or interest need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or date on which the principal of this Global Security is required to be paid and, in the case of timely payment thereof, no interest shall accrue for the period from and after such Interest Payment Date or the date on which the principal of this Global Security is required to be paid.

The Company, at its option, and subject to the terms and conditions provided in the Indenture, will be discharged from any and all obligations in respect of the Securities (except for certain obligations including obligations to register the transfer or exchange of Securities, replace stolen, lost or mutilated Securities, maintain paying agencies and hold monies for payment in trust, all as set forth in the Indenture) if the Company deposits with the Trustee money, U.S. Government Obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, or a combination of money and U.S. Government Obligations, in any event in an amount sufficient, without reinvestment, to pay all the principal of and any premium and interest on the Securities on the dates such payments are due in accordance with the terms of the Securities.

If an Event of Default shall occur and be continuing, the principal of the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modifications of the rights and obligations of the Company and the rights of the Securityholders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the outstanding Securities.  Any such consent or waiver by the Holder of this Global Security shall be conclusive and binding upon such Holder and upon all future Holders of this Global Security and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu thereof whether or not notation of such consent or waiver is made upon the Note.

As set forth in and subject to the provisions of the Indenture, no Holder of any Securities will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to such Securities, the Holders of not less than a majority in principal amount of the outstanding Securities affected by such Event of Default shall have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as Trustee and the Trustee shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of and any premium or interest on this Note on or after the respective due dates expressed here.

No reference herein to the Indenture and to provisions of this Global Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Global Security at the times, places and rates and the coin or currency prescribed in the Indenture.

[Any bonds of this series which are presented to the Company and/or the Trustee for exchange pursuant to an Exchange Offer in accordance with the terms thereof shall be exchanged for Exchange Bonds of equal principal amount upon surrender to the Company and/or the Trustee of the bonds of this series to be exchanged; provided, however, that the bonds of this series so surrendered for exchange shall be duly endorsed and accompanied by a letter of transmittal or written instrument of transfer in form satisfactory to the Company, duly executed by the registered holder thereof or its attorney who shall be duly authorized in writing to execute such document.  Whenever any bonds of this series are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver to and in the name of each registered holder that has properly tendered its bonds of this series for exchange, the same aggregate principal amount of Exchange Bonds as the bonds of this series that have been so surrendered.  For purposes hereof, the following defined terms shall have the meaning ascribed to them:

“Exchange Offer” means the offer by the Company, pursuant to an effective registration statement filed with the Securities and Exchange Commission, to exchange the Exchange Notes for all of the outstanding notes of this series.

“Exchange Notes” means senior notes of the Company identical in all material respects to the notes of this series presented for exchange pursuant to the Exchange Offer (except that the transfer restrictions shall be modified or eliminated, as appropriate) and to be issued under the Indenture].1

As provided in the Indenture and subject to certain limitations therein set forth, this Global Security may be transferred only as permitted by the legend hereto.

If at any time the Depository for this Global Security notifies the Company that it is unwilling or unable to continue as Depository for this Global Security or if at any time the Depository for this Global Security shall no longer be eligible or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, the Company shall appoint a successor Depository with respect to this Global Security.  If a successor Depository for this Global Security is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company’s election to issue this Note in global form shall no longer be effective with respect to this Global Security and the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Notes of this Series in exchange for this Global Security, will authenticate and deliver individual Notes of this Series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of this Global Security.

1 To be inserted by only in Series A Notes due 2017.

The Company may at any time and in its sole discretion determine that all Notes of this Series (but not less than all) issued or issuable in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities.  In such event, the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Notes of this Series in exchange for such Global Security, shall authenticate and deliver, individual Notes of this Series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such Global Security or Securities in exchange for such Global Security or Securities.

Under certain circumstances specified in the Indenture, the Depository may be required to surrender any two or more Global Securities which have identical terms (but which may have differing Original Issue Dates) to the Trustee, and the Company shall execute and the Trustee shall authenticate and deliver to, or at the direction of, the Depository a Global Security in principal amount equal to the aggregate principal amount of, and with all terms identical to, the Global Securities surrendered thereto and that shall indicate all Original Issue Dates and the principal amount applicable to each such Original Issue Date.  The Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of Minnesota.

Unless the certificate of authentication hereon has been executed by the Trustee, directly or through an Authenticating Agent by manual signature of an authorized officer, this Global Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

All terms used in this Global Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise indicated herein.

In Witness Whereof, the Company has caused this instrument to be duly executed.

Dated:

XCEL ENERGY INC.

By:
Title:
Attest:

Title:

TRUSTEE’S CERTIFICATE
OF AUTHENTICATION

This Note is one of the Securities of the series herein designated, described or provided for in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Officer

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM—as tenants in common	UNIF GIFT
	MIN ACT—		Custodian
		(Cust)		(Minor)

TEN ENT—as tenants by the entireties	Under Uniform Gifts to Minors

JT TEN—as joint tenants with right of
survivorship and not as tenants in common	State

Additional abbreviations may also be used
though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

Please print or typewrite name and address including postal zip code of assignee the within security and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said security on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE:  The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.

EXHIBIT B

[Form of Transferor Certificate]

CERTIFICATE TO XCEL ENERGY INC. AND TRUSTEE
SERIES A NOTES DUE 2017

This is to certify that as of the date hereof with respect to U.S. $                 principal amount of the above-captioned securities presented or surrendered on the date hereof (the “Surrendered Notes”) for registration of transfer or for exchange where the securities issuable upon such exchange are to be registered in a name other than that of the undersigned holder (each such transaction being a “transfer”), the undersigned holder of the Surrendered Notes represents and certifies for the benefit of Xcel Energy Inc. and Wells Fargo Bank, National Association, as Trustee, that the transfer of Surrendered Notes associated with such transfer complies with the restrictive legend set forth on the face of the Surrendered Notes for the reason checked below:

☐

The Surrendered Notes are being transferred to a person whom we reasonably believe is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) (a “QIB”) that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance, in each case, on Rule 144A under the Securities Act; or

☐	The transfer of the Surrendered Notes complies with Rule 144 under the Securities Act;[1] or

☐	The transfer of the Surrendered Notes complies with another applicable exemption from the registration requirements of the Securities Act.[1]

[Name of holder]

Dated: ,
[To be dated the date of presentation or surrender]

1 These transfers may require an opinion of counsel.

B-1

EXHIBIT C

[Form of Regulation S Transfer Certificate]

[date]

Xcel Energy Inc.
800 Nicollet Mall, Suite 3000
Minneapolis, MN 55402

Wells Fargo Bank, National Association
MAC N9303-110
Sixth and Marquette Avenue
Minneapolis, MN 55479
Attention:  Dave Rubin

Dear Ladies and Gentlemen:

In connection with our proposed sale of $              aggregate principal amount of 5.613% Senior Notes, Series A due 2017 (the “Notes”) of Xcel Energy Inc. (the “Company”), we confirm that:

(a)                                  the offer of the Notes was not made to a person in the United States;

(b)                                 either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(c)                                  no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

(d)                                 the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

In addition, if the sale is made during a Distribution Compliance Period (within the meaning of Regulation S), we confirm that, to the best of our knowledge after due inquiry, the purchaser is not a U.S. Person (within the meaning of Regulation S).

Further, if the sale is made during a Distribution Compliance Period and the provisions of Rule 903(a)(3) or Rule 904(b)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(a)(3) or Rule 904(b)(1), as the case may be.

C-1

The Company and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.  Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,
[Name of Transferor]

By:

Date:

C-2